UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




                     Commission file number33-55254-18



                     AFFORDABLE HOMES OF AMERICA, INC.
            (Exact name of registrant as specified in charter)



NEVADA                                            87-434297
(STATE OF OTHER JURSDISTION                       (I.R.S.  Employer
Incorporation or organization)                    Identification Number)


4505 W. Hacienda Ave.
Unit I-1
Las Vegas, Nevada                                  89118
(Address of Principal Executive Office)           (Zip Code)


                               702-579-4800
           (Registrant's Telephone Number, Including Area Code)

Page Two



Item No 1     Changes in Control of Registrant
                       No events to report

Item No 2     Acquisition or Disposition of Assets
     Affordable Homes of America, Inc. ("Affordable") acquired Big Mountain Construction Company, Inc. on June 28, 1999. The price for Big Mountain was $500,000 paid in restrictive common stock in the amount of 215,983 shares. Big Mountain maintains a building contractor's license and has exclusive right to construct a project known as Heartland Homes is under development now.

     Affordable has acquired 100% of Realty Center, Inc. for Class A Convertible Preferred Stock in the amount of 114,286 shares. This stock is convertible at $3.50 per share, which makes the purchase price $400,000.00 Realty Center owns 25% of a project known as Heartland Homes.

     Affordable has also acquired an additional 25% of Heartland Homes from Thomas Lief for 114,286 shares of Class A Convertible Preferred for a purchase price of $400,000.00 This will bring the total of Affordable's ownership in Heartland Homes to 50%. Heartland is a 136 home site development in Seattle-Tacoma, Washington. Four models are on site now and final approvals to sell homes are expected within 30-60 days. Homes already has over 40 applicants waiting to buy homes on this property
pending  final  approval.  Affordable expects this  project  to   sell  out
quickly.

Item No. 3    Bankruptcy or Receivership
                       No events to report

Item No. 4     Changes in Registrant's Certifying Accountants
                        No events to report

Item No. 5      Other Events
                         No events to report

Item No. 6       Resignation of Registrant's Directors
                         No events to report

Item No. 7       Financial Statements, Proforma Financial Information and
Exhihits
                          No events to report

Page three
                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized,

                     AFFORDABLE HOMES OF AMERICA, INC.

Date:      July 6, 1999       /s/ Merle Ferguson
                              --------------------------------------
                              Merle  Ferguson,  President, CEO and Director

Date:       July 6, 1999       /s/ Susan Donohue
                               -------------------------------------
                               Susan Donohue, Secretary